UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2023

Commission file number: 1-03319

Quad M Solutions, Inc.

Idaho	82-0144710
(State or Other Jurisdiction of Incorporation of Organization)	(I.R.S. Employer Identification Number)

1111 Beltline Road, Suite 108E, Garland, TX	75040
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (877) 465-8080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Quad M Solutions, Inc. (the “Company”) is filing as Exhibit 99.1 to this Form 8-K a Press Release dated January 9, 2023, reporting that the Company approved the migration of one of the largest group of clients of its wholly owned subsidiary, NuAxess 2, Inc. (“NuAxess”), to a third-party insurance company. Under the terms of this transaction, NuAxess assigned over 500 staffed employees’ contracts from NuAxess for the cash value of approximately $5 million.

In addition, the Company’s Board of Directors reviewed the interim results of the ongoing internal audit led by Yakov Kogan, a member of the Company’s Board and COO of NuAxess, of existing NuAxess staffing agreements from 2020 through 2022, which review has led the Board to conclude that there is sufficient evidence that material misrepresentations of all clients accurate medical history have been made to NuAxess by certain third-party clients, referrers, and vendors in the Special Risk Questionnaires (“SRQ”), a prerequisite to NuAxess accepting the staffing agreements. These misrepresentations, the Company firmly believes, warrants immediate termination of the associated staffing agreements. Due to such material misrepresentations, NuAxess has taken action to limit its financial damages and terminate the underlying staffing agreements.

The Company has engaged counsel to pursue legal remedies against those clients and/or referrers who have misrepresented material facts to NuAxess and thereby caused damages to NuAxess business and its other clients. NuAxess has also instructed its counsel to commence collection actions for the uncollected staffing and late fees during the period from 2020-2022, among other remedies.

NuAxess will continue efforts to pay all valid, documented costs presented by clients who have truthfully responded to SRQs and otherwise acted in good faith. In order to protect the Company and its shareholders, NuAxess will not commit funds to cover any liabilities where misrepresentations were made to obtain the services of NuAxess.

The Company is resuming its self-funded plan for 2023 through a new third-party administrator to provide continued services for its clients and employees. With the completion of our onboarding technology, better authentication and compliance, the Company is focused on growing its staffing business at a more sustainable growth rate. In addition, the Company has identified and intends on making several strategic acquisitions over the coming months to realize additional revenue. This includes acquisitions of complementary services specifically targeted at providing security and verification methods in order to better insulate the Company going forward.

Reference is made to the full disclosure contained in the Press Release dated January 9, 2023, attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

(b) The following documents are filed as exhibits to this current report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
99.1	Quad M Solutions Press Release dated January 9, 2023, filed herewith.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 9, 2023

QUAD M SOLUTIONS, INC.

By:	/s/ Joseph Frontiere
Joseph Frontiere
Chief Executive Officer